                                                               Exhibit (a)(5)(i)

                             RALCORP HOLDINGS, INC.
                           OFFER TO PURCHASE FOR CASH
                                       BY
                             RALCORP HOLDINGS, INC.
                   UP TO 4,000,000 SHARES OF ITS COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
   AT A PURCHASE PRICE NOT GREATER THAN $24.00 NOR LESS THAN $21.00 PER SHARE
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      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00
 P.M., NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 11, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                               November 12, 2002

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 12, 2002 and the related Letter of Transmittal in connection with the offer by Ralcorp Holdings, Inc., a Missouri corporation, to purchase shares of its common stock, $.01 par value per share. Ralcorp is offering to purchase up to 4,000,000 shares at a price not greater than $24.00 nor less than $21.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares.

     Ralcorp will select the lowest purchase price that will allow it to buy 4,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not withdrawn. All shares acquired in the offer will be acquired at the same purchase price.

     Ralcorp's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, together with the Offer to Purchase as amended or supplemented from time to time, constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Shareholder Protection Rights Agreement dated December 27, 1996 (as amended), between the Company and the Rights Agent named therein, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

     Only shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased. Upon the terms and subject to the conditions of the offer, if more than 4,000,000 shares (or a greater number of shares as Ralcorp may elect to purchase) have been properly tendered at prices at or below the purchase price selected by Ralcorp and not properly withdrawn before the Expiration Date, Ralcorp will purchase properly tendered shares on the basis set forth below:

     - First, upon the terms and subject to the conditions of the offer, Ralcorp will purchase all shares tendered by any Odd Lot Holder (as defined in the Offer to Purchase) who:

       (1) tenders all shares owned beneficially or of record by the Odd Lot Holder at a price at or below the purchase price selected by Ralcorp (tenders of less than all of the shares owned by the Odd Lot Holder will not qualify for this preference); and

       (2) completes the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

     - Second, after the purchase of all of the shares properly tendered by Odd Lot Holders, subject to the conditional tender provisions described in
        Section 6 of the Offer to Purchase, Ralcorp will purchase all other shares tendered at prices at or below the purchase price, on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares, as described below. As a result, Ralcorp will purchase the same percentage of shares tendered from each tendering shareholder in this second category. Ralcorp will announce this proration percentage, if it is necessary, after this offer expires.
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     -  Finally, if necessary to permit Ralcorp to purchase 4,000,000 shares, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, will, to the extent feasible, be selected for purchase by random lot in accordance with Section 6 of the Offer to Purchase. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

     Therefore, all of the shares that a shareholder tenders in the offer may not be purchased even if they are tendered at prices at or below the purchase price.

     Ralcorp reserves the right, in its sole discretion, to purchase more than 4,000,000 shares pursuant to the offer, subject to applicable law.

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the offer.

     PLEASE NOTE THE FOLLOWING:

     1. Shares may be tendered at prices not greater than $24.00 nor less than $21.00 per share, net to you in cash, without interest, as indicated in the attached Instruction Form.

     2. You should consult with your broker regarding the possibility of designating the priority in which your shares will be purchased in the event of proration.

     3. The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to other conditions described in the Offer to Purchase.

     4. The offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, December 11, 2002, unless the offer is extended.

     5. The offer is for 4,000,000 shares, constituting approximately 13.3% of the shares outstanding as of November 8, 2002.

     6. Ralcorp's Board of Directors has approved the making of the offer. However, neither Ralcorp nor Ralcorp's Board of Directors nor the Dealer Manager is making any recommendation whether you should tender or refrain from tendering your shares or at what purchase price you should choose to tender your shares. You must make the decision whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them.

     7. Tendering shareholders who hold shares registered in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of shares by Ralcorp in the offer.

     8. Ralcorp will, upon the terms and subject to the conditions of the offer, accept all your shares for purchase if:

       - you owned beneficially or of record an aggregate of fewer than 100 shares;

       - you instruct us to tender on your behalf all your shares at or below the purchase price before the Expiration Date; and

       - you complete the section entitled "Odd Lots" in the attached Instruction Form.

     9. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your shares. We must

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

        submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

     If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

     Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

     The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Ralcorp. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Ralcorp residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

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

                                INSTRUCTION FORM

          INSTRUCTIONS FOR TENDER OF SHARES OF RALCORP HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 12, 2002 and the related Letter of Transmittal in connection with the offer by Ralcorp Holdings, Inc., a Missouri corporation, to purchase shares of its common stock, $.01 par value per share. Ralcorp is offering to purchase up to 4,000,000 shares at a price not greater than $24.00 nor less than $21.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. Ralcorp's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, together with the Offer to Purchase as amended or supplemented from time to time, constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Shareholder Protection Rights Agreement dated December 27, 1996 (as amended), between the Company and the Rights Agent named therein, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

     This will instruct you to tender to Ralcorp, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of offer.

     Number of shares to be tendered: ________ shares*

     * Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.
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                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

 [ ] By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

      In addition, the undersigned is tendering shares either (check one box):

 [ ] at the purchase price, as the same will be determined by Ralcorp in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

 [ ] at the price per share indicated below in the section captioned "Price (In Dollars) per Share at Which Shares Are Being Tendered."
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                               CONDITIONAL TENDER
               (SEE INSTRUCTION 16 OF THE LETTER OF TRANSMITTAL)

      A tendering shareholder may condition his or her tender of shares upon Ralcorp purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Ralcorp pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

 [ ]  The minimum number of shares that must be purchased, if any are
      purchased, is:          shares.

      If, because of proration, the minimum number of shares designated will not be purchased, Ralcorp may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

 [ ]  The tendered shares represent all shares held by the undersigned.
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

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  Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered.

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

      By checking one of the following boxes below instead of the box under "Shares Tendered at Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Ralcorp for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

[ ] $21.00  [ ] $22.00  [ ] $23.00  [ ] $24.00
[ ] $21.25  [ ] $22.25  [ ] $23.25
[ ] $21.50  [ ] $22.50  [ ] $23.50
[ ] $21.75  [ ] $22.75  [ ] $23.75

                                       OR
          SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

 [ ] By checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Ralcorp in accordance with the terms of the offer. This action maximizes the chance of having Ralcorp purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Note that this could result in receiving a price per share of as low as $21.00.
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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

    Sign here:

    Signature(s): ----------------------------------------------------------------------

    Print
    Name(s): ----------------------------------------------------------------------

    Address(es): ----------------------------------------------------------------------

    Area Code and Telephone
    Number: ----------------------------------------------------------------------

    Taxpayer Identification or Social Security
    Number: ----------------------------------------------------------------------

    Date: ------------------------------ , 2002

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